Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-81059, 333-81053, 333-69907, 333-69899, 333-65447, 333-49113, 333-69901, 333-95791, 333-46272, 333-46274, 333-102052, 333-102053, 333-109411, 333-117065, 333-124370, 333-142435, 333-142436, 333-159674, 333-159675, 333-180814, 333-180815, 333-204027, 333-217504, 333-232177, 333-256891) on Form S-8 of Sonic Automotive, Inc. of our reports dated February 17, 2023, with respect to the consolidated financial statements of Sonic Automotive, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Charlotte, North Carolina
February 17, 2023